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                                                                    EXHIBIT 10.2


                                                              [LOGO OF CITIBANK]

Inforte Corp. an Illinois Corporation
One Prudential Plaza
130 East Randolph, Suite 1400
Chicago, IL 60601

                                LOAN AGREEMENT

THIS LOAN AGREEMENT is made effective on this 16th day of September 1999 by each person or entity signing below (jointly and severally called "Borrower"), Citibank, FSB ("Citibank") and each person signing below as Guarantor, if any.

LOAN: This Loan Agreement shall provide for the loan (referred to as "Loan") selected below.

[X] Revolving Line of Credit Loan. Citibank shall make funds available to Borrower from time to time, (the "Advances") which Borrower may borrow, repay and reborrow up to, but not including, the maturity date in the promissory note, in an aggregate amount outstanding not to exceed at any time the principal amount of $2,500,000.00. All Advances shall be evidenced by and bear interest as provided in Citibank's form of promissory note which shall be duly signed and delivered to Citibank by Borrower (the "Revolving Line of Credit Note") and all notes taken in renewal, modification, addition or substitution.

[X] Revolving Line of Credit Borrowing Base: Citibank shall make the Advances to Borrower under the Revolving Line of Credit Loan up to the lesser of the line of credit maximum amount or an amount equal to the sum of: (i) 75% of the total amount of Borrower's accounts which are no more than 90 days old from the date of original invoice ("Eligible Accounts Receivable") and (ii) ____ % of inventory [_] not to exceed $______ ("Eligible Inventory") and (iii) __________________ ("Other Eligible Collateral"), less the sum of: (a) the outstanding balance already advanced on the Revolving Line of Credit; (b) [_] term loans of $ _____________; and (c) [_] any outstanding letters of credit. The amount so calculated shall be the "Revolving Line of Credit Borrowing Base". If the Revolving Line of Credit Borrowing Base, at any time during the term of the Revolving Line of Credit Loan, is less than the outstanding principal balance under the Revolving Line of Credit Loan, Borrower shall, upon demand from Citibank, remit an amount sufficient to reduce the outstanding balance to the maximum amount then allowable. Citibank may, in its absolute discretion, notify Borrower at any time of the exclusion of any account or other item from the Borrowing Base. In any event, the Eligible Accounts Receivable shall not include any account subject to any defense or amount of offset, accounts due from any government body, accounts from payors outside of the United States, retainage and all other accounts deemed unacceptable by Citibank, in its sole discretion. Eligible receivables shall be further reduced to the extent that deferred revenues exceed accounts receivable and for any pre-bills.

[X] Revolving Line of Credit Borrowing Base Certificate: Borrower shall provide a Borrowing Base Certificate to Citibank within 15 days after the end of each month and at other times when reasonably requested by Citibank, showing the amount of the Revolving Line of Credit Borrowing Base as of the end of the period reported, with information requested by, and acceptable to, Citibank in form and content and signed by an authorized representative of Borrower.

[_] Revolving Line of Credit Clean-up Period: Borrower shall pay in full all outstanding principal and accrued interest on any Revolving Line of Credit Loan and shall refrain from any borrowings for a period of _____ consecutive days during its term, or each consecutive twelve-month period, whichever is shorter.

LOAN PURPOSE: Borrower represents and warrants that the purpose of any Loan is for a commercial purpose and not for a personal, consumer or household purpose. Borrower acknowledges that Citibank is relying upon this warranty as a material inducement for approval of any loan.

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COLLATERAL: Each Loan shall be secured by the property categories selected below
(the "Collateral"):

[X] Accounts, Equipment and Inventory. A perfected first-lien position on all accounts, equipment and inventory of Inforte Corp., an Illinois Corporation owned as of the date of this Loan Agreement, as well as all accounts receivable, equipment and inventory which is acquired later.

[_] Lien on Real Estate. An ALTA title insured __first__ junior lien on the real property owned by _________ ______________________________________
     located at ___________________________________________________
     _________________ and legally described in a Mortgage or similarly named security agreement. A separate assignment of rents and all leases, if any, on the real property shall be signed and delivered to Citibank, at Citibank's option.

[_] Assignment of Life Insurance. An assignment of life insurance on the life of _________________________________________________ in an amount not to be less than $ _______________ and evidenced by documents acceptable to Citibank.

[_] Assignment of Certificate of Deposit. A pledge and assignment to Citibank of the funds represented by a certain certificate of deposit purchased by ______ from, and held by, Citibank in the principal amount of $___________ and any and all additions, extensions, or renewals. The pledge and assignment shall be effective until the full repayment of any and all Loans.

[_] Letter of Credit. At Borrower's cost, a clean irrevocable standby letter of credit naming Citibank as beneficiary in the amount of $ ________ which shall: (i) be issued by a bank acceptable to Citibank in its sole discretion; (ii) be maintained until the Borrower's Loan indebtedness to Citibank is paid in full; (iii) be payable by sight draft; (iv) be drawn upon if either the Loan indebtedness of Borrower to Citibank shall be in default or the letter of credit is not renewed, and (v) for a term of at least one year, or until the loan maturity date, within thirty (30) days prior to its expiration date.

[_]  Other. ____________________________________________________________________
     ___________________________________________________________________________

Borrower Deposit Collateral: All deposits of Borrower at Citibank, either credited to Borrower or due from Citibank from time to time, shall constitute Collateral security for all present and future indebtedness of Borrower to Citibank. Citibank may elect to apply or to set off funds if the Borrower is in default of any agreement with Citibank, without notice to or consent from the borrower, and whether or not other Collateral is considered by Citibank to be adequate to secure the indebtedness.

Collateral for all Other Loans: The Collateral shall also secure any and all other Citibank loans to Borrower, including, but not limited to, overdrafts advanced to, or for the benefit of, Borrower, whether the loans are made now or in the future.

Decline in Collateral Value: If the fair market value of the property pledged as Collateral for any Loan shall, at any time, suffer any decline in value, or should Citibank deem any Collateral property be deemed to be unsatisfactory or inadequate for any reason, the Borrower shall either: (i) upon request, deliver to Citibank additional or substitute Collateral or (ii) on demand from Citibank, pay down the outstanding balance of any Loan to the sole satisfaction of Citibank. Failure to comply with this covenant shall constitute a default of the Loan Documents (defined below). Determination of the value of property securing any Loan shall be at the exclusive discretion of Citibank.

GUARANTOR: The repayment of any Loan shall be guaranteed by Phillip Bligh, Stephen Mack and Ronald Meyer (called "Guarantor" whether one or more).

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INSURANCE: Borrower will keep its insurable property adequately insured at all times by financially sound reputable insurers acceptable to Citibank against risk of loss from fire, flood, extended casualty and other risks customarily insured against by companies in a similar business which a prudent owner and operator of the business of Borrower would maintain. Any policy evidencing insurance coverage shall: (i) include a loss payable clause listing Citibank as an additional loss payee, (ii) provide that Citibank must be given at least thirty (30) days prior written notice of any cancellation or termination of the policy, and (iii) must provide coverage for Citibank notwithstanding any act or neglect of Borrower. Borrower shall maintain a policy of comprehensive general liability insurance with limits of liability of not less than $2,500,000.00 combined single limit for bodily injury and property damage. Such policy shall contain a broad form combined general liability endorsement (including products and completed operations). If Borrower is a legal or medical professional, Borrower shall maintain professional malpractice insurance from an insurer and in an amount acceptable to Citibank, in its sole discretion. Citibank may reasonably require additional types and amounts of insurance and Borrower agrees to obtain and to maintain it after receipt of notice from Citibank that it is required.

CONDITIONS FOR ANY LOAN: Citibank's obligation to provide or to fund all or any portion of any Loan, and any extension of credit set forth in the Loan Documents, will be conditioned upon the following:

(i) No material adverse change in the condition, financial or otherwise, of Borrower, any Guarantor, or the Collateral, and no action, suit or proceeding shall be instituted or threatened relating to any Loan, the Borrower, any Guarantor or the Collateral;

(ii) Provide the organizational documents that Citibank shall request and a resolution from the Borrower, or any Guarantor, authorizing the execution, delivery and performance of all of the Loan Documents by Borrower, or any Guarantor, and all acts and transactions required or contemplated in them;

(iii) Receipt of an appraisal report on real estate Collateral, if applicable, ordered by Citibank from an appraiser acceptable to Citibank and in form and content acceptable to Citibank, in its sole discretion;

(iv) Receipt of a Phase I environmental assessment report on real estate Collateral, if applicable, ordered by Citibank from a consultant acceptable to Citibank showing an environmental condition of the real estate Collateral and in form and content acceptable to Citibank, in its discretion;

(v) Receipt of a survey report on real estate Collateral, if applicable, ordered by Citibank from a provider acceptable to Citibank in form and content acceptable to Citibank, in its sole discretion;

(vi) Execution and delivery to Citibank of all Loan Documents that Citibank may reasonably require to consummate any Loan, all in form and substance satisfactory to Citibank and its counsel;

(vii) Borrower shall hold harmless, indemnify and defend Citibank from any and all claims, actions, damages, costs and expenses of any nature incurred by, or asserted against, Citibank which, in any manner arise out of Borrower's business, because Borrower is a party to any Loan or which are related to any Collateral;

(viii) Borrower shall not be in default of any of the terms of the Loan;

(ix) All indebtedness [[_]including interest] of Borrower to shall be subordinated to repayment of all Loans by a subordination agreement, in form and substance acceptable to Citibank and its counsel;

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(x)    Provide, at reasonable times during normal business hours, consistent with applicable law and relevant to the performance by the Borrower of the terms of the Loan Documents, as often as Citibank shall reasonably, request: (a) access to the premises of Borrower and to the records of Borrower's business operations, (b copies of or excerpts from Borrower's business records, and (c) discussion of the general business affairs, finances and accounts of Borrower with Borrower, its financial and operations executives, or its designated representatives;

(xi)   [_] Other: ______________________________________________________________
       _________________________________________________________________________

SIGNIFICANT COVENANTS Not in limitation of any other covenants which may be required by Citibank in the Loan Documents, during the term of any Loan or for so long as any portion of it is outstanding, Borrower, and any Guarantor to the extent that any provision shall apply to a guarantor, shall comply with the covenants selected below:

[X] Provide signed copies of Guarantors filed state and federal income tax returns with all schedules and attachments when filed, accompanied by updated personal financial statements, signed and dated on Citibank's form;

[X] Provide within 120 days from the end of each year end accounting period, audited financial statements for Borrower, and, if applicable: (i) signed by an authorized representative acceptable to Citibank and (ii) prepared by a CPA acceptable to Citibank;

[X] Provide within 45 days from the end of each quarter end accounting period, company prepared financial statements for Borrower, and, if applicable:
     (i) signed by an authorized representative acceptable to Citibank and (ii) prepared by a CPA acceptable to Citibank;

[X] Provide within 15 days of each calendar month end; a company-prepared statement listing all of Borrower's [X] accounts receivable [_] accounts payable [_] inventory and [X] other borrowing base certificate, with agings;

[_] Not, without Citibank's prior written consent, make any loans to others, including, but not limited to, affiliates, subsidiaries, officers, directors and employees exceeding, in the aggregate, $_____________.

[_] Not, without Citibank's prior written consent, incur any obligations except for those incurred in the ordinary course of its business;

[X] Maintain a Current Assets to Current Liabilities ratio of not less than 1.0 to 1.00, with Current Assets defined as all current assets less prepaid items plus all loans and advances to officers and employees and with Current Liabilities defined as the aggregate amount of all liabilities falling due or payable on demand within one year;

[X] Maintain a ratio of Total Liabilities to Tangible Net Worth [[X] plus subordinated debt] of not greater than 3.0 to 1.00, with Total Liabilities defined as the aggregate amount of all liabilities less subordinated debt and Tangible Net Worth defined as Net Worth [[X] plus subordinated debt] less all intangibles, including goodwill and loans to others;

[X] Maintain a minimum Tangible Net Worth [[X] plus subordinated debt] of at least $1,750.000.00;

[_] Maintain a minimum Working Capital level of at least $ _________ with Working Capital defined as ___________________________________________;


[_]  Maintain a debt service coverage ratio of not less than ______, defined as
     ______________________________________________________________;

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[_]  Not request advances under the Loan for the purpose of purchasing fixed assets or the making of investments;

[_] Not make investments or expenditures for fixed or capital assets including capital leases, in any one fiscal or calendar year of Borrower in excess of $ _____________;

[X] Maintain at Citibank Borrower's primary bank accounts for business operations;

[_] Not permit officer salaries and other compensation, in any form in any one fiscal or calendar year of Borrower, to exceed, in the aggregate, $ __________;

[_] Not permit any material change in its day-to-day management personnel to occur, including without limitation, the involvement of the following person or persons:

[_] Provide a waiver of the landlord's lien for unpaid rent and subordination of the landlord's lien in favor of Citibank's security interest in all Collateral located on business premises leased by Borrower.

[_] Provide insurance on the lives of Borrower's principal shareholders and key business executives in the amount of $ ___________ from an insurer acceptable to Citibank.

[_] Comply with the terms of the SBA Authorization and Loan Agreement, a copy of which is attached to this Loan Agreement, satisfy SBA credit and program eligibility criteria for a loan guarantee, and provide all documents either to Citibank or to the SBA which are required for a guaranteed loan.

[X] Not pledge assets as security for any debt without the prior written consent of Citibank.

[X]  Other: All Citibank facilities to borrowers and guarantors shall be cross
            ------------------------------------------------------------------
     collateralized for security purposes and cross defaulted for loan terms and
     ---------------------------------------------------------------------------
     conditions.
     ----------
     ___________________________________________________________________________
________________________________________________________________________________


EVENTS OF DEFAULT: At Citibank's option, any of the following shall constitute a "default":

(i) Any sum owing under a note, or any other indebtedness of the Borrower to Citibank, is not paid as agreed;

(ii) Any petition or application for a custodian, as defined by any chapter of Title 11, United States Code, as amended from time to time (the "Bankruptcy Code") or for any form of relief under any provision of the Bankruptcy Code or any other law pertaining to reorganization, insolvency or readjustment of debts is filed by or against the Borrower, any partnership of which the Borrower is a partner, or any surety or Guarantor of any Loan under this Loan Agreement, or their respective assets or affairs;

(iii) The Borrower, any partnership of which the Borrower is a partner or any surety or Guarantor, makes an assignment for the benefit of creditors, is not paying debts as they become due, or is granted an order for relief under any chapter of the Bankruptcy Code;

(iv) A custodian, as defined by the Bankruptcy Code, takes charge of any of Borrower's property, any property of any partnership of which the Borrower is a partner, or any property of any surety or Guarantor;

(v) Garnishment, attachment, levy or execution is issued against any of the Collateral or other property of the Borrower, or any partnership of which the Borrower is a partner, or any surety or Guarantor.

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(vi)    The death, dissolution determination of existence of the Borrower or
        Guarantor (including the death of an individual Borrower or Guarantor);

(vii) There is any /2/ default or breach of any representation, warranty or covenant, /3/ or there is any /4/ false statement or material omission, by the Borrower under any document forming part of the transaction under which the Borrower is indebted to Citibank;

(viii) Citibank, in good faith (as defined in the Uniform Commercial Code), determines that any of the following is impaired: /5/ (a) the prospect of payment by the Borrower, or any surety or Guarantor, (b) the Collateral, or (c) Citibank's credit risk;

(ix) Any provision of this Loan Agreement or the Loan Documents is not performed when due; /6/

(x) Failure of Borrower or any Guarantor, at all times during the term of any Loan, to engage in a business of the same general type conducted on the effective date of this Loan Agreement;

(xi) Failure of Borrower, Guarantor and each subsidiary, if any, to maintain its organizational existence and good standing in the jurisdiction of its formation and to qualify, and remain qualified, to transact business in each jurisdiction in which required to do so; /7/

(xii) Borrower or Guarantor merges, consolidates, changes its organizational structure /8/, or acquires all, or substantially all, of the assets, or the business of, any other person or legal entity; however, any subsidiary of Borrower or Guarantor may merge into any other subsidiary;

(xiii) Borrower sells or transfers all, or substantially all, of the assets of its business, whether or not there is a change in the organizational structure or ownership of Borrower, or

(xiv) The existence of an event of default under any other agreement with Citibank, whether or not the agreement is one of the Loan Documents. /9/

Upon the occurrence of any default, all Loans or other obligations under this Loan Agreement and under any Loan Document, shall, at the option of Citibank, become immediately due and payable, without presentment for payment, diligence, grace, exhibition of any note, protest, further demand or notice of any kind, all of which are expressly waived. Citibank may exercise any remedy at law, in equity, or under any Loan Document.

CONSENT TO LOAN SALE: Borrower consents to a Citibank sale or transfer, whether now or later, of any interest in any Loan to any purchaser. Citibank may deliver information about any Loan to any purchaser or prospective purchaser. Any sale or transfer of an interest shall be without recourse to Citibank, and Citibank shall have no obligation to give notice to Borrower or any Guarantor or to obtain any consent. Borrower and any Guarantor agree that any purchaser shall be the absolute owner of the Loan and that the purchaser may enforce its rights without regard to any personal claims or defenses of Borrower or Guarantor against Citibank. Borrower and Guarantor waive all right of offset or counterclaim which may exist, now or later, against Citibank or any purchaser.

AUTOMATIC PAYMENT AUTHORIZATION: Borrower voluntarily authorizes Citibank to access a Citibank business checking account for interest, principal or fees of any kind due under this Loan Agreement or the Loan Documents. Administrative charges shall not exceed $250.00.

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INFORMATION TO OTHERS: Borrower authorizes Citibank to furnish any information in its possession, however acquired, concerning the Borrower, or any affiliate, to any person or entity, for any purpose which Citibank in good faith believes to be proper to the extent allowed by law. Citibank's ability to disclose shall include, but shall not be limited to, disclosure to any actual or prospective lender, any actual or prospective participant in a loan between Borrower and Citibank, and prospective purchaser of securities issued, or to be issued by Citibank, in response to a valid order from any governmental body or regulatory agency, to an actual or prospective transferee of all or a portion of a Loan to another financial institution, or to any affiliate.


EXPENSES: Whether or not Borrower signs or delivers Loan Documents to Citibank, all /11/ expenses, not limited to internal or external legal fees, a Collateral appraisal fee, a survey fee, title insurance premiums, title company closing costs, recording fees and an environmental assessment fee, if applicable, plus all costs incurred in connection with the documenting, maintaining and enforcing, including, but not limited to, court costs and attorney fees, of any Loan shall be paid by the Borrower. Payment shall be promptly made within ten
(10) days of receipt of written demand for payment from Citibank. If not paid, Citibank may offset the amount due from any Borrower funds on deposit at Citibank.

CONTINUING AGREEMENT, LOAN DOCUMENTS, CONFLICTING TERMS: This Loan Agreement is a continuing agreement that shall survive the signing and delivery by Borrower and any Guarantor to Citibank of all other documents required to implement its terms ("Loan Documents"). In the event that any provision of this Loan Agreement shall conflict with a provision of any Loan Document, the provisions of the Loan Document shall control.

NOTICE: Notices under this Loan Agreement shall be in writing and delivered personally or deposited, postage prepaid and properly addressed, with a nationally recognized overnight courier such as "Federal Express", or deposited in the United States Mail, postage prepaid, certified or registered mail with return receipt requested.

If to Borrower:                                   If to Citibank:
Inforte Corp., an Illinois Corporation            Citibank, and F.S.B.
One Prudential Plaza                              CitiBusiness(SM) Lending
130 East Randolph                                 500 West Madison Street
Suite 1400                                        Chicago, IL 60661
Attention: Philip Bligh                           Attention: Credit Manager

MISCELLANEOUS AGREEMENTS: Borrower, and any Guarantor, agree:

(i) To give Citibank timely prior written notice of any change of (a) personal residence or place of business, (b) insurance coverage on the Collateral,
      (c) legal name or legal business structure (d) location of any Collateral to a place outside of the state in which it is located on the effective date of this Loan Agreement;

(ii) Acceptance by Citibank of any performance which does not comply strictly with these terms shall not be deemed to be a waiver or bar of any right of Citibank, a release of any Collateral or accord and satisfaction of any Loan; and

(iii) Any sums or property owed to Borrower or any Guarantor by Citibank may be offset at any time against liability to Citibank;

(iv) Borrower is, and shall remain, subject to the personal and subject matter jurisdiction of the Courts of the State of Illinois, including the Federal District Court for the Northern District of Illinois, for all purposes pertaining to this Loan Agreement and Loan Documents.

YEAR 2000 COMPLIANCE: Borrower represents and warrants to Citibank that both a comprehensive review and assessment of the Borrower's computer applications and inquiry of Borrower's key suppliers, customers and vendors has been made about the "Year 2000 Problem" (defined as the risk that computer applications may not be able to perform properly when performing date-sensitive functions after December 31, 1999) and, that, based on that review and inquiry, the Borrower does not believe that the Year 2000 Problem will result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay any Loan. Borrower waives the right to assert the Year 2000 Problem as a defense to performance of any obligation under the Loan Documents.

GENERAL: All words used shall be construed to be of such gender and number as the circumstances require. Paragraph headings are descriptive only. This Loan Agreement and the Loan Documents shall be binding upon the heirs, personal representatives, successors and assigns of Borrower or any Guarantor and shall benefit Citibank, its successors and assigns. This Loan Agreement and the Loan Documents constitute the entire agreement among all parties concerning the subjects addressed.

GOVERNING LAW: This Loan Agreement shall be deemed to be made under and shall be governed by Federal laws, and, to the extent not preempted by Federal laws, the laws of the State of Illinois, in all respects, including matters of construction, validity and performance, and it is understood and agreed that none of its terms or provisions may be waived, altered, modified or amended except in a written document signed by all parties to be bound.

WAIVER OF TRIAL BY JURY: BORROWER AND ANY GUARANTOR WAIVES ANY RIGHT TO TRIAL BY JURY [N ANY ACTION ON, OR RELATING TO, THIS LOAN AGREEMENT AND THE LOAN DOCUMENTS.

ACKNOWLEDGMENTS: Each Borrower, and any Guarantor, acknowledges to Citibank that: (i) the Loan Documents are signed and delivered voluntarily to Citibank as full legal consideration for any Loan requested; (ii) the Loan Documents are necessary to enable Citibank to reach any jointly held Collateral in the event of a default and relied upon by Citibank in granting credit approval for a Loan.

Please evidence your acceptance of the foregoing by signing and returning to Citibank this Loan Agreement and corresponding loan documents with your signature on or before September 10, 1999, the date this Loan Agreement (if not accepted prior thereto) will expire.

IN CONSIDERATION OF the above agreements and conditions, Borrower and Citibank have signed this Loan Agreement effective on the day shown above.


Citibank F.S.B.                    BORROWER:
                                   Borrower Name: Inforte Corp., an Illinois
                                   Corporation


  /s/ Jon  Spoerry                 Signature: /s/ Philip Bligh
--------------------------                   -----------------------------------
By: Jon  Spoerry                   Typed name of signer Philip Bligh
Its: Vice President                Signer Title:  Chief Executive Officer

The Signature of any person signing below as Guarantor, if any, shall be for the purpose of agreeing to the performance of any other provisions applicable to a Guarantor.

/s/ Philip Bligh
---------------------------------------------
Philip Bligh



/s/ Stephen C.P. Mack
---------------------------------------------
Stephen C.P. Mack


/s/ Ron Meyer
---------------------------------------------
Ron Meyer

                            Rider to Loan Agreement
                            -----------------------


Rider 1: , which failure to pay is not been cured within 15 days after the due date;

Rider 2:       material

Rider 3: , which breach or default is not cured within 15 days after written notice thereof to Borrower,

Rider 4:       material

Rider 5:       in any material respect


Rider 6: , which failure to perform is not cured within 15 days after the date in which performance was due

Rider 7: , where failure to qualify would have a material adverse effect on Borrower or upon Citibank's rights under this Loan Agreement or the Loan Documents.

Rider 8: (other than reincorporation of Borrower in another state of incorporation, provided Borrower provides Citibank with notice of such reincorporation at least 30 days prior to its occurrence and Borrower's principal place of business remains in the State of Illinois)

Rider 9: , which event of default is not cured within 15 days after written notice thereof to Borrower

Rider 10:      reasonably

Rider 11:      reasonable


                 Borrower Acknowledgement (Please initial)     PSB,
                                                           ------------

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